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                                                                EXHIBIT 10.12


                            LICENSE AGREEMENT FOR
                            ---------------------

                        POLICY AND PROCEDURES MANUALS
                        -----------------------------

        This License Agreement for Policy and Procedure Manuals (the "Agreement") is made and entered into as of the 15th day of October, 1999 (the "Effective Date") by and between Tenet Healthcare Corporation, a Nevada corporation and its affiliates (collectively, "THC"), and Iasis Healthcare Corporation, a Delaware corporation as successor in interest to JLL Hospital, LLC, a Delaware limited liability company, for itself and on behalf of its subsidiaries identified on Schedule 1, attached hereto and incorporated herein by reference (collectively, "Purchaser").


                                   RECITALS:
                                   --------

        A. THC and Purchaser are parties to an Asset Sale Agreement dated August 15, 1999, as amended and Odessa Hospital, Ltd. ("Odessa") and Purchaser are parties to an Asset Sale Agreement dated August 15, 1999, as amended (collectively, the "Asset Sale Agreements"), pursuant to which Purchaser is purchasing the acute care hospitals, physician practices, and related assets as identified on Exhibit A, attached hereto and incorporated herein by this reference (collectively, the "Hospitals").

        B. The policy and procedure manuals used by THC in its operation of the Hospitals as listed on Exhibit B, attached hereto, and incorporated herein by reference (the "Manuals"), are among the Excluded Assets (as such term is defined in the Asset Sale Agreements) and THC will retain ownership of such Manuals following the purchase and sale contemplated by the Asset Sale Agreements (the "Sale").

        C. To assist in the orderly transition in the ownership of the Hospitals following the Sale, THC agrees to grant to Purchaser and its controlled affiliates operating the Hospitals (collectively, "Purchaser"), a royalty-free, nonexclusive license to use the Manuals during the Term anywhere within the Territory in connection with Purchaser's operation of the Hospitals, all in accordance with the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained in this Agreement, and for their mutual reliance, the parties hereto agree as follows:

        1. Grant of Nonexclusive License. Pursuant to the terms and subject to the conditions hereof, THC hereby grants to Purchaser the royalty-free, nonexclusive right and license to use the Manuals during the Term anywhere within the Territory solely in connection with Purchaser's operation of the Hospitals during the term of this Agreement.

        2. Limitation on Obligations of THC; Revisions to Manuals. Purchaser hereby agrees that THC shall have no obligation whatsoever to update or otherwise revise the Manuals, even if THC or any of its affiliates are revising similar manuals at other health care facilities. Purchaser





















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shall assume full responsibility for any necessary revising of the Manuals during the term of this Agreement.

        3. Purchaser Manuals. Purchaser hereby agrees that it shall diligently prepare and implement its own policy and procedure manuals (the "Purchaser Manuals") promptly following the Sale. Purchaser shall have prepared and implemented the Purchaser Manuals no later than the date on which the license granted to Purchaser under this Agreement expires or terminates.

        4. Disclaimer of Warranties. Purchaser shall accept the Manuals in their present condition, but THC DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, TO PURCHASER RESPECTING THE MANUALS, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AS BETWEEN THC AND PURCHASER, THE MANUALS SHALL BE PROVIDED AND ACCEPTED "AS IS" AND "WITH ALL FAULTS." All of such warranties (both express and implied) are disclaimed by THC, including, but not limited to, any representation or warranty that the manuals are adequate for Purchaser's operation of the Hospital after the Sale or that the Manuals are in compliance with any laws.

        5. Term and Termination.

                5.1 Term. This Agreement is effective on the Effective Date, and shall remain in effect for the term set forth herein unless sooner terminated in accordance with the provisions hereof. The term of this Agreement shall be for a period of twelve (12) months from the Effective Date. Thereafter, this Agreement shall be automatically renewed for additional twelve (12) month terms unless written notice of non-renewal is given by either party at least ninety (90) days prior to the renewal date.

                5.2 Termination Upon Material Breach by Purchaser. THC may terminate this Agreement upon providing Provider with written notice if Purchaser commits a material breach of this Agreement which is not cured within 30 days of notice thereof.

                5.3 Remedies. Termination of this Agreement in whole or part, for cause, shall be without prejudice to any other remedy otherwise available to the innocent party.

                5.4 Return of Manuals after Termination. Upon the expiration or earlier termination of this Agreement, Purchaser shall return to THC or destroy all originals and copies of the Manuals.

        6. Confidentiality. Purchaser acknowledges and agrees that the Manuals are strictly confidential and proprietary information of THC and its affiliates, and Purchaser hereby expressly covenants and agrees that it will not (nor will it allow any of its respective officers, directors, employees or agents to), directly or indirectly, reproduce, distribute or disclose all or any part of the Manuals, unless Purchaser's disclosure is compelled by judicial or administrative process or except as may be required in the operation of the Hospitals in the ordinary course of business (including, but not limited to, as required by any laws).

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        7. Territory. As used herein, the term "Territory" shall mean the
United States of America.

        8. Release and Indemnification. As a material inducement to THC's agreement to license the Manuals to Purchaser, (a) Purchaser hereby releases and forever discharges THC from and against any and all claims, demands, debts, liabilities, obligations and causes of action of every kind in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which Purchaser or any affiliate of Purchaser now or may hereafter have against THC by reason of the use by Purchaser or any affiliate of Purchaser of the Manuals and (b) Purchaser shall indemnify and hold THC harmless from and against all losses liabilities, fines, penalties, charges, costs and expenses, including reasonable attorneys' fees (including a reasonable estimate of the allocable costs of in-house counsel and staff) actually incurred, paid or required under penalty of law to be paid by THC resulting in whole or in part from the use by Purchaser or its affiliates of the Manuals.

        9. General Provisions.

             9.1 Entirety of Agreement; Amendments. This Agreement (including the Exhibits hereto), the Asset Sale Agreements (including the Schedules, the Exhibits and the Disclosure Schedule thereto), and the other documents and instruments specifically provided for herein and therein contain the entire understanding between the parties concerning the subject matter of this Agreement and such other documents and instruments and, except as expressly provided for herein or therein, supersede all prior understandings and agreements, whether oral or written, between them with respect to the subject matter hereof and thereof. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matters of this Agreement and such other documents and instruments which are not fully expressed herein or therein.
This Agreement may be amended or modified only by an agreement in writing signed by each of the parties hereto.


             9.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York as applied to contracts made and performed within the State of New York.


             9.3 Incorporation of Provisions of Asset Sale Agreements. The following provisions of the Asset Sale Agreements are incorporated herein by reference: Sections 12.2 (Successors and Assigns), 12.6 (Notices), 12.7 (Headings) 12.9 (Fair Meaning), 12.10 (Gender and Number; Construction), 12.11 (Third Party Beneficiary), 12.12 (Expenses and Attorneys' Fees), 12.13 (Counterparts), 12.15 (No Waiver), 12.16 (Severability) and 12.17 (Arbitration) (other than Section 12.17.2).




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        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.


                                        PURCHASER:

                                        Iasis Healthcare Corporation, a Delaware corporation

                                        By /s/ Frank Coyle
                                               ---------------
                                        Name   Frank Coyle
                                               ---------------
                                        Title  Secretary
                                               ---------------


                                        THC:

                                        Tenet Healthcare Corporation, a Nevada
                                        corporation

                                        By /s/ Paul O'Neill
                                               ---------------
                                        Name   Paul O'Neill
                                        Title  Vice President











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